Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

APPOINTMENT OF NEW VICE PRESIDENT AND CONTROLLER

RESTON, Va. —May 27, 2005—NII Holdings, Inc. (Nasdaq: NIHD) (the “Company”) announced today that Daniel Freiman has been appointed to serve as Vice President and Controller by the Board of Directors.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and International Direct Connect(SM), an extension of Direct Connect®, a radio feature that allows Nextel subscribers to communicate instantly and across national borders. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at http://www.nii.com.

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